Exhibit 10.22

THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of April 29, 2004 between BRAD FOOTE GEAR WORKS, INC.  f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh and Twelfth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003 and July 3, 2003, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower:  (i) a $2,000,000.00 revolving line of credit loan (the “Revolving Loan”), and (ii) a consolidated term loan in the original principal sum of $6,290,373.00 (the “Term Loan”), and (iii) a $4,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”); and

WHEREAS, Borrower has asked Lender to (i) renew the Revolving Loan for one year in the increased amount of $2,500,000.00, (ii) consolidate the outstanding principal balances of the Term Loan and Equipment Loan into one consolidated term loan in the principal sum of $6,096,791.00, (iii) extend to Borrower a new $2,000,000.00 non-revolving equipment line of credit loan with a five year conversion feature, and (iv) make certain other changes to the Loan Agreement; and

WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the new notes described below and this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of a “Commitment Amount”, “Revolving Loan” and “Termination Date” in Section 1.1 of the Loan Agreement, are each amended in its entirety to read as follows:

“Commitment Amount” shall mean, as of any applicable date of determination, Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) Dollars.

“Revolving Loan” shall mean the $2,500,000.00 revolving line of credit loan extended by the Lender to the Borrower under Section 2 of this Agreement, and any and all extensions, renewals, amendments, modifications, refinancings, conversions, consolidations and increases thereof or thereto.

“Termination Date” shall mean April 29, 2005, or such earlier date upon which the Revolving Note becomes due and payable.

3.             In Section 1.1 of the Loan Agreement, the definition of “Indebtedness” is amended to add the following new subsection therein following Subsection (2A) therein:

“(2B) any and all Rate Management Obligations; and”

4.             Section 1.1 of the Loan Agreement is hereby amended to add the following new definitions:

“Rate Management Agreement” means any Rate Management Transactions and any other agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, including, without limitation, any agreement between the Borrower and the Lender or any of its affiliates, and any schedules, confirmations and documents, and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case, as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of the Borrower to the Lender or any of its affiliates, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Lender or any of its affiliates, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or any other transaction which is governed by any Rate Management Agreement between the Borrower and the Lender or any of its affiliates.

5.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3  Revolving Note.  The Revolving Loan shall be evidenced by a renewal revolving note, executed by the Borrower, dated April 29, 2004, payable to the Lender on April 29, 2005, and in the principal sum of Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid renewal revolving note dated April 29, 2004 in the principal sum of $2,500,000.00, executed by Borrower, payable to the order of Lender on April 29, 2005, together with interest payable monthly as therein described.

6.             Section 3A of the Loan Agreement is hereby amended in its entirety to read as follows:

“SECTION 3A.  EQUIPMENT LOAN.

3A.1  Equipment Line of Credit.  The Lender agrees to extend to the Borrower a non-revolving equipment line of credit in the principal amount of Two Million and 00/100 ($2,000,000.00) Dollars (such loan, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Loan”).  The Equipment Loan shall be evidenced by an equipment line note executed by Borrower in the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars (such note, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Note”).  The Equipment Note shall be payable to the order of the Lender in installments of principal and interest, calculated at the applicable rate set forth in the Equipment Note, the terms of which are incorporated herein by reference.

The proceeds of the Equipment Loan shall be used by Borrower solely to purchase new and used equipment to be used in Borrower’s business.  Lender shall advance one hundred percent (100%) against the invoice cost (excluding all soft costs) of the equipment being purchased.  Borrower will provide the Lender with copies of the invoices and any purchase agreements for such equipment.

3A.2.  Prepayment Penalty.  If the Equipment Note provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Equipment Note, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Equipment Note.”

7.             Section 3.1 of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

“3.1  Term Loan.  The Lender has previously made the following loans to Borrower:  (i) a consolidated term loan in the principal sum of $6,290,373.00 evidenced by Borrower’s consolidated term note dated December 19, 2000 in said principal sum, payable to the order of

Lender in installments of principal plus interest as therein described, and (ii) a $4,000,000.00 non-revolving equipment line of credit loan evidenced by Borrower’s equipment line note dated July 3, 2003 payable to the order of Lender in installments of principal plus interest as therein described.  At Borrower’s request, Lender has agreed to consolidate the outstanding principal balances of such loans into one consolidated term loan in the amount of $6,096,791.00 and renew such loan (hereafter, such consolidated and renewed loan, the “Term Loan”).  The Term Loan shall be evidenced by an amended and restated consolidated term note dated April 29, 2004, executed by Borrower, in the principal sum of Six Million Ninety Six Thousand Seven Hundred Ninety One and 00/100 ($6,096,791.00) Dollars (the “Term Note”), payable to the order of the Lender in successive monthly installments of principal in the sum of $101,613.18 each, commencing May 1, 2004, and payable on the same day of each month thereafter, followed by a final payment of the entire unpaid principal balance and accrued interest due on April 1, 2009.  Interest on the Term Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Term Note.  Interest on the Term Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.

3.2.  Prepayment Penalty.  If the Term provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Term Note, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Term Note.”

8.             Section 15 of the Loan Agreement is hereby amended to add the following new subsection thereto:

“(x) Nonpayment by Borrower of any Rate Management Obligation when due or the breach by Borrower of any term, provision or condition contained in any Rate Management Agreement.”

9.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness.

Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

10.           In order to induce Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

11.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

12.           Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the aforesaid loans and other modifications hereinabove described.

IN WITNESS WHEREOF, the parties have entered into this Thirteenth Amendment to Loan and Security Agreement as of date first above written.

BRAD FOOTE GEAR WORKS, INC.		LASALLE BANK NATIONAL
Borrower		ASSOCIATION, Lender

By:	/s/ J. Cameron Drecoll	By:	/s/ Stephen Mares
	J. Cameron Drecoll		Stephen Mares
Title:	President	Title:	AVP

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary